Exhibit 5.1

CONSENT OF BLAKE, CASSELS & GRAYDON LLP

We hereby consent to the references to our name contained under the heading “Legal Matters” and to our opinion contained under “Certain Canadian Federal Income Tax Considerations” in the Registration Statement on Form F-10 of Rusoro Mining Ltd., dated December 15, 2008.

/S/ BLAKE, CASSELS & GRAYDON LLP

Vancouver, British Columbia
December 15, 2008